UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.Results of Operations and Financial Condition

On May 15, 2013, Eagle Bulk Shipping Inc. (the "Company") issued a press release (the "Press Release") relating to its financial results for the first quarter ended March 31, 2013.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 2.02 and the Press Release, attached hereto as Exhibit 99.1, shall be deemed to be "furnished" to the Securities and Exchange Commission (the "SEC") and not be deemed to be "filed" with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 8.01.     Other Events

On May 16, 2013, the Company posted on its website, www.eagleships.com, under the section entitled "Investors - Webcasts & Presentations" a presentation dated May 16, 2013 of its financial results for the first quarter ended March 31, 2013. A copy of the presentation is hereby furnished to the SEC and is attached as Exhibit 99.2.

Item 9.01.Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated May 15, 2013.
99.2	Financial Presentation dated May 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: May 20, 2013	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 15, 2013.

99.2	Financial Presentation dated May 16, 2013

Exhibit 99.1

Eagle Bulk Shipping Inc. Reports First Quarter 2013 Results

NEW YORK, NY, May 15, 2013-- Eagle Bulk Shipping Inc. (Nasdaq: EGLE) today announced its results for the first quarter ended March 31, 2013.

For the First Quarter:

●
Net reported income of $1.4 million or $0.08 per share (based on a weighted average of 16,966,070 diluted shares outstanding for the quarter), compared with net loss of $17.4 million, or $1.11 per share, for the comparable quarter of 2012.

●
Net revenues of $72.2 million, compared to $52.6 million for the comparable quarter in 2012. Gross time charter and freight revenues of $73.6 million, compared with $54.8 million for the comparable quarter of 2012.

●	EBITDA, as adjusted for exceptional items under the terms of the Company's credit agreement, was $32.5 million for the first quarter of 2013, compared with $13.8 million for the first quarter of 2012.
●	Fleet utilization rate of 99.1%.

Sophocles N. Zoullas, Chairman and CEO, commented, "Conditions in the dry bulk market remain challenging and, for the most part, unchanged from our most recent earnings report.  Though vessel supply dynamics are steadily improving, they have not yet aligned with demand fundamentals.  Our focus in this environment continues to emphasize a flexible, opportunistic chartering strategy, access to the relatively stable minor bulk trade, and operational excellence and efficiency."

Results of Operations for the three-month period ended March 31, 2013 and 2012

For the first quarter of 2013, the Company reported net income of $1,374,270 or $0.08 per share, based on a weighted average of 16,966,070 diluted shares outstanding. In the comparable first quarter of 2012, the Company reported net loss of $17,433,529 or $1.11 per share, based on a weighted average of 15,750,821 diluted shares outstanding.

Gross time and voyage charter revenues in the quarter ended March 31, 2013 were $73,618,991, compared with $54,823,130 recorded in the comparable quarter in 2012. The increase in revenue is attributable to the settlement agreement with KLC, pursuant to which the Company recognized revenue of approximately $32.8 million, offset by lower time charter rates earned by the fleet and a marginal decrease in voyage charter revenues. Gross revenues recorded in the quarter ended March 31, 2013 and 2012 include an amount of $10,280,559 and $1,228,764, respectively, relating to the non-cash amortization of fair value below contract value of time charters acquired of which $10,106,247 relates to the KLC settlement agreement in the quarter ended March 31, 2013. Brokerage commissions incurred on revenues earned in the quarter ended March 31, 2013 and 2012 were $1,396,638 and $2,206,730, respectively. Net revenues during the quarter ended March 31, 2013 and 2012, were $72,222,353 and $52,616,400, respectively.

Total operating expenses for the quarter ended March 31, 2013 were $47,420,291 compared with $60,118,356 recorded in the first quarter of 2012. The Company operated 45 vessels in both first quarters of 2013 and 2012. The decrease in operating expenses resulted primarily from a reduction in the allowance for accounts receivable of approximately $3,438,145, lower professional fee costs and compensation expenses in general and administrative expenses and a gain realized from the settlement agreement with KLC of $3,331,692. The decrease in depreciation and amortization expense is attributable to a lower drydock amortization. In addition, there was a reduction in charter hire expenses as none was incurred during the quarter ended March 31, 2013.

EBITDA, adjusted for exceptional items under the terms of the Company's credit agreement, was $32,524,714 for the first quarter of 2013, compared with $13,813,999 for the first quarter of 2012. (Please see below for a reconciliation of EBITDA to net income / (loss).

Liquidity and Capital Resources

Net cash provided by operating activities during the three-month period ended March 31, 2013, was $1,248,839, compared with net cash provided by operating activities of $2,653,413 during the corresponding three-month period ended March 31, 2012. The decrease was primarily due to lower rates on charter renewals.

Net cash used by investing activities during the three-month period ended March 31, 2013, was $49,994, compared with net cash provided by investing activities of $338,400 during the corresponding three-month period ended March 31, 2012.

Net cash used by financing activities during the three-month period ended March 31, 2013, was $48,000, compared to none in 2012.

As of March 31, 2013, our cash balance was $19,270,813, compared to a cash balance of $18,119,968 at December 31, 2012.  Also recorded in Restricted Cash is an amount of $276,056, which collateralizes letters of credit relating to our office leases.

At March 31, 2013, the Company's debt consisted of $1,129,478,741 in term loans and $22,561,496 paid-in-kind loans.

Disclosure of Non-GAAP Financial Measures

EBITDA represents operating earnings before extraordinary items, depreciation and amortization, interest expense, and income taxes, if any. EBITDA is included because it is used by certain investors to measure a company's financial performance. EBITDA is not an item recognized by U.S. GAAP and should not be considered a substitute for net income, cash flow from operating activities and other operations or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. EBITDA is presented to provide additional information with respect to the Company's ability to satisfy its obligations including debt service, capital expenditures, and working capital requirements. While EBITDA is frequently used as a measure of operating results and the ability to meet debt service requirements, the definition of EBITDA used herein may not be comparable to that used by other companies due to differences in methods of calculation.

Our term loan agreement requires us to comply with financial covenants based on debt and interest ratio with extraordinary or exceptional items, interest, taxes, non-cash compensation, depreciation and amortization ("Credit Agreement EBITDA"). Therefore, we believe that this non-U.S. GAAP measure is important for our investors as it reflects our ability to meet our covenants. The following table is a reconciliation of net income/(loss), as reflected in the consolidated statements of operations, to the Credit Agreement EBITDA:

	Three Months Ended
	March 31,2013	March 31,2012
Net Income/(Loss)	$1,374,270	$(17,433,529)
Interest Expense	20,539,035	10,960,910
Depreciation and Amortization	18,936,577	19,433,357
Amortization of fair value (below) above market of time charter acquired	(10,280,559)	(1,228,764)
EBITDA	30,569,323	11,731,974

Non-cash Compensation Expense (1)	1,955,391	2,082,025
Credit Agreement EBITDA	$32,524,714	$13,813,999
(1)  Stock based compensation related to stock options and restricted stock units.

Capital Expenditures and Drydocking

Our capital expenditures relate to the purchase of vessels and capital improvements to our vessels which are expected to enhance the revenue earning capabilities and safety of these vessels.

In addition to acquisitions that we may undertake in future periods, the Company's other major capital expenditures include funding the Company's maintenance program of regularly scheduled drydocking necessary to preserve the quality of our vessels as well as to comply with international shipping standards and environmental laws and regulations. Although the Company has some flexibility regarding the timing of its dry docking, the costs are relatively predictable. Management anticipates that vessels are to be drydocked every two and a half years. Funding of these requirements is anticipated to be met with cash from operations. We anticipate that this process of recertification will require us to reposition these vessels from a discharge port to shipyard facilities, which will reduce our available days and operating days during that period.

Drydocking costs incurred are deferred and amortized to expense on a straight-line basis over the period through the date of the next scheduled drydocking for those vessels. One vessel drydocked in the three months ended March 31, 2013. The following table represents certain information about the estimated costs for anticipated vessel drydockings in the next four quarters, along with the anticipated off-hire days:

Quarter Ending	Off-hire Days(1)	Projected Costs(2)
June 30, 2013	44	$1.20 million
September 30, 2013	22	$0.60 million
December 31, 2013	44	$1.20 million
March 31, 2014	44	$1.20 million
(1)Actual duration of drydocking will vary based on the condition of the vessel, yard schedules and other factors.
(2)Actual costs will vary based on various factors, including where the drydockings are actually performed.

Summary Consolidated Financial and Other Data:

The following table summarizes the Company's selected consolidated financial and other data for the periods indicated below.

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended

	March 31, 2013	March 31, 2012

Revenues, net of commissions	$72,222,353	$52,616,400

Voyage expenses	8,204,657	7,017,793
Vessel expenses	20,494,412	22,442,06
Charter hire expenses	—	590,484
Depreciation and amortization	18,936,577	19,433,357
General and administrative expenses	3,116,337	10,634,660
Gain on time charter agreement termination	(3,331,692)	—

Total operating expenses	47,420,291	60,118,356

Operating income (loss)	24,802,062	(7,501,956)

Interest expense	20,539,035	10,960,910
Interest income	(64,170)	(8,038)

Other expense (income)	2,952,927	(1,021,299)
Total other expense, net	23,427,792	9,931,573

Net income (loss)	$1,374,270	$(17,433,529)

Weighted average shares outstanding:

Basic	16,966,070	15,750,821 *
Diluted	16,966,070	15,750,821 *
Per share amounts:

Basic net income (loss)	$0.08	$(1.11)
Diluted net income (loss)	$0.08	$(1.11)

* Adjusted to give effect to the 1 for 4 reverse stock split that became effective on May 22, 2012, see Note 1.

Fleet Operating Data

	Three Months Ended
	March 31, 2013	March 31, 2012
Ownership Days	4,050	4,095
Chartered-in under operating lease Days	-	32
Available Days	4,030	4,094
Operating Days	3,992	4,041
Fleet Utilization	99.1%	98.7%

CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2013	December 31, 2012
ASSETS:
Current assets:
Cash and cash equivalents	$19,270,813	$18,119,968
Accounts receivable, net	10,755,027	9,303,958
Prepaid expenses	4,255,287	3,544,810
Inventories	12,719,310	12,083,125
Investment and other current asset	6,267,836	197,509
Fair value above contract value of time charters acquired	—	549,965
Total current assets	53,268,273	43,799,335
Noncurrent assets:
Vessels and vessel improvements, at cost, net of accumulated depreciation of $333,169,297 and $314,700,681, respectively	1,695,889,031	1,714,307,653
Other fixed assets, net of accumulated amortization of $595,242 and $515,896, respectively	401,242	447,716
Restricted cash	276,056	276,056
Deferred drydock costs	2,392,520	2,132,379
Deferred financing costs	23,036,131	25,095,469
Fair value above contract value of time charters acquired	—	2,491,530
Other assets	1,318,333	594,012
Total noncurrent assets	1,723,313,313	1,745,344,815
Total assets	$1,776,581,586	$1,789,144,150

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,142,372	$10,235,007
Accrued interest	1,047,546	2,430,751
Other accrued liabilities	10,868,808	14,330,141
Deferred revenue and fair value below contract value of time charters acquired	—	3,237,694
Unearned charter hire revenue	3,948,943	3,755,166
Total current liabilities	24,007,669	33,988,759
Noncurrent liabilities:
Long-term debt	1,129,478,741	1,129,478,741
Payment-in-kind loans	22,561,496	15,387,468
Deferred revenue and fair value below contract value of time charters acquired	—	13,850,772
Fair value of derivative instruments	1,420,611	2,243,833
Total noncurrent liabilities	1,153,460,848	1,160,960,814
Total liabilities	1,177,468,517	1,194,949,573
Commitment and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 100,000,000 shares authorized, 16,638,092 and 16,638,092 shares issued and outstanding, respectively	166,378	166,378
Additional paid-in capital	764,268,421	762,313,030
Retained earnings (net of historical dividends declared of $262,118,388)	(163,901,119)	(165,275,389)
Accumulated other comprehensive loss	(1,420,611)	(3,009,442)
Total stockholders' equity	599,113,069	594,194,577
Total liabilities and stockholders' equity	$1,776,581,586	$1,789,144,150

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three Months Ended

	March 31, 2013	March 31, 2012
Cash flows from operating activities:
Net income (loss)	$1,374,270	$(17,433,529)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Items included in net income (loss) not affecting cash flows:
Depreciation	18,515,090	18,728,907
Amortization of deferred drydocking costs	421,487	704,450
Amortization of deferred financing costs	2,075,338	1,135,491
Amortization of fair value below contract value of time charter acquired	(10,280,559)	(1,228,764)
Payment-in-kind interest on debt	7,174,028	—
Unrealized gain from forward freight agreements, net	—	(142,560)
Investment and other current asset	(4,925,953)	—
Realized loss from investment	2,952,927	—
Gain on time charter agreement termination	(3,331,692)	—
Allowance for accounts receivable	—	3,438,145
Non-cash compensation expense	1,955,391	2,082,025
Drydocking expenditures	(681,628)	(527,465)
Changes in operating assets and liabilities:
Accounts receivable	(1,451,069)	(2,444,647)
Other assets	(724,321)	436,455
Prepaid expenses	(710,477)	565,346
Inventories	(636,185)	(533,862)
Accounts payable	(2,092,635)	(138,469)
Accrued interest	(1,383,205)	(580,140)
Accrued expenses	(3,429,333)	902,638
Deferred revenue	(3,766,412)	(124,548)
Unearned revenue	193,777	(2,186,060)

Net cash provided by operating activities	1,248,839	2,653,413

Cash flows from investing activities:
Vessels and vessel improvements and advances for vessel construction	(49,994)	(54,659)
Purchase of other fixed assets	—	(1,303)
Changes in restricted cash	—	394,362
Net cash (used in) provided by investing activities	(49,994)	338,400

Cash flows from financing activities:
Deferred financing costs	(48,000)	—
Net cash used in financing activities	(48,000)	—

Net increase in cash	1,150,845	2,991,813
Cash at beginning of period	18,119,968	25,075,203

Cash at end of period	$19,270,813	$28,067,016

We have employed all of our vessels in our operating fleet on time and voyage charters. The following table represents certain information about our revenue earning charters with respect to our operating fleet as of March 31, 2013:

Vessel	Year Built	Dwt	Charter Expiration (1)	Daily Charter Hire Rate

Avocet	2010	53,462	Apr 2013	Voyage(2)
Bittern	2009	57,809	May 2013	$8,150
Canary	2009	57,809	Apr 2013	$7,100 (2)
Cardinal	2004	55,362	May 2013	$8,000
Condor	2001	50,296	Apr 2013	$4,700(2)
Crane	2010	57,809	Apr 2013	$7,500(2)
Crested Eagle	2009	55,989	May 2013	$11,000
Crowned Eagle	2008	55,940	-	Spot
Egret Bulker	2010	57,809	July 2013	$10,250
Falcon	2001	50,296	May 2013	$7,200
Gannet Bulker	2010	57,809	Apr 2013	$10,000(2)
Golden Eagle	2010	55,989	May 2013	$12,400
Goldeneye	2002	52,421	May 2013	Index(3)
Grebe Bulker	2010	57,809	Apr 2013	$15,000(2)
Harrier	2001	50,296	May 2013	$10,000
Hawk I	2001	50,296	Apr 2013	Voyage(2)
Ibis Bulker	2010	57,775	Jun 2013	$8,900
Imperial Eagle	2010	55,989	Apr 2013	$11,150(2)
Jaeger	2004	52,248	Apr 2013	$13,000(2)
Jay	2010	57,802	Apr 2013	Voyage(2)
Kestrel I	2004	50,326	Apr 2013	$9,500(2)
Kingfisher	2010	57,776	Apr 2013	Voyage(2)
Kite	1997	47,195	Apr 2013	Voyage(2)
Kittiwake	2002	53,146	Aug 2013	$9,500
Martin	2010	57,809	Apr 2013	Voyage(2)
Merlin	2001	50,296	Apr 2013	$10,000(2)
Nighthawk	2011	57,809	May 2013	$8,350
Oriole	2011	57,809	Apr 2013	$7,000(2)
Osprey I	2002	50,206	Apr 2013	$8,000(2)
Owl	2011	57,809	Apr 2013	$12,500(2)
Peregrine	2001	50,913	Jun 2013	$8,250
Petrel Bulker	2011	57,809	May 2014 to Sep 2014	$17,650(4) (with 50% profit share over $20,000)
Puffin Bulker	2011	57,809	May 2014 to Sep 2014	$17,650(4) (with 50% profit share over $20,000)
Redwing	2007	53,411	Apr 2013	$9,800(2)
Roadrunner Bulker	2011	57,809	Aug 2014 to Dec 2014	$17,650(4) (with 50% profit share over $20,000)
Sandpiper Bulker	2011	57,809	Aug 2014 to Dec 2014	$17,650(4) (with 50% profit share over $20,000)
Shrike	2003	53,343	Apr 2013	Voyage(2)
Skua	2003	53,350	Apr 2013	$4,500(2)
Sparrow	2000	48,225	Jun 2013	$8,400
Stellar Eagle	2009	55,989	Nov 2013	Index(3)
Tern	2003	50,200	Apr 2013	$12,000(2)
Thrasher	2010	53,360	May 2013	$12,500
Thrush	2011	53,297	Apr 2013	$13,000(2)
Woodstar	2008	53,390	-	Spot(2)
Wren	2008	53,349	Apr 2013	$10,500(2)

(1)
The date range provided represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter. The time charter hire rates presented are gross daily charter rates before brokerage commissions, ranging from 0.625% to 5.00%, to third party ship brokers.

(2)	Upon conclusion of the previous charter the vessel will commence a short term charter for up to six months.
(3)	Index, an average of the trailing Baltic Supramax Index.
(4)	The charterer has an option to extend the charter by two periods of 11 to 13 months each.

Glossary of Terms:

Ownership days:  The Company defines ownership days as the aggregate number of days in a period during which each vessel in its fleet has been owned. Ownership days are an indicator of the size of the fleet over a period and affect both the amount of revenues and the amount of expenses that is recorded during a period.

Chartered-in under operating lease days: The Company defines chartered-in under operating lease days as the aggregate number of days in a period during which the Company chartered-in vessels.

Available days:  The Company defines available days as the number of ownership days less the aggregate number of days that its vessels are off-hire due to vessel familiarization upon acquisition, scheduled repairs or repairs under guarantee, vessel upgrades or special surveys and the aggregate amount of time that we spend positioning our vessels. The shipping industry uses available days to measure the number of days in a period during which vessels should be capable of generating revenues.

Operating days:  The Company defines operating days as the number of its available days in a period less the aggregate number of days that the vessels are off-hire due to any reason, including unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels actually generate revenues.

Fleet utilization:  The Company calculates fleet utilization by dividing the number of our operating days during a period by the number of our available days during the period. The shipping industry uses fleet utilization to measure a company's efficiency in finding suitable employment for its vessels and minimizing the amount of days that its vessels are off-hire for reasons other than scheduled repairs or repairs under guarantee, vessel upgrades, special surveys or vessel positioning. Our fleet continues to perform at very high utilization rates.

Conference CallInformation

Members of Eagle Bulk's senior management team will host a teleconference and webcast at 8:30 a.m. ET on Thursday, May 16th to discuss the results.

To participate in the teleconference, investors and analysts are invited to call 866-510-0707 in the U.S., or 617-597-5376 outside of the U.S., and reference participant code 49839481. A simultaneous webcast of the call, including a slide presentation for interested investors and others, may be accessed by visiting http://www.eagleships.com.

A replay will be available following the call until 11:59 PM ET on May 23, 2013. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference passcode 43657265.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York. The Company is a leading global owner of Supramax dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

Visit our website at www.eagleships.com

Contact:
     Company Contact:
     Adir Katzav
     Chief Financial Officer
     Eagle Bulk Shipping Inc.
     Tel. +1 212-785-2500

     Investor Relations / Media:
     Jonathan Morgan
     Perry Street Communications, New York
     Tel. +1 212-741-0014

--------------------------------------------------------------------------------
Source: Eagle Bulk Shipping Inc.

Exhibit 99.2

EAGLE BULK SHIPPING INC. 1Q 2013 Results Presentation 16 May 2013

EAGLE BULK SHIPPING INC. * Forward Looking Statements This presentation contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Acts. Forward-looking statements reflect management’s current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements, charter contracts, and other agreements on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists. Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

EAGLE BULK SHIPPING INC. * Results and Highlights Commercial Industry Financials Q&A Appendix Agenda

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Results and Highlights

EAGLE BULK SHIPPING INC. 1Q 2013 Results and Highlights * * Net reported income of $1.4 million or $0.08 per share (based on a weighted average of 16,966,070 diluted shares outstanding for the quarter), compared with net loss of $17.4 million, or $1.11 per share, for the comparable quarter of 2012. Net revenues of $72.2 million, compared to $52.6 million for the comparable quarter in 2012. Gross time charter and freight revenues of $73.6 million, compared with $54.8 million for the comparable quarter of 2012. EBITDA, as adjusted for exceptional items under the terms of the Company's credit agreement, was $32.5 million for the first quarter of 2013, compared with $13.8 million for the first quarter of 2012. Fleet utilization rate of 99.1%. KLC termination agreement settlement resulted in $33.1 million in income for the quarter *EBITDA, as defined in our Credit Agreement

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Commercial

EAGLE BULK SHIPPING INC. * Dynamic Approach to Chartering Chartering strategy remains staying “short” in duration until market recovers Fleet Statistics Fleet Statistics Fleet Statistics Fleet Statistics Fleet Statistics Fleet Statistics Vessel Count 45 DWT 2,451,259 Average Age* 5.9 yrs * Average age calculated on a DWT-basis FY 2013 Chartering Position (as of March 31, 2013) FY 2013 Chartering Position (as of March 31, 2013) % of Available Days Fixed 20.0% Index 0.8% Open 79.2% Total Fleet 100.0%

EAGLE BULK SHIPPING INC. * Cargoes Carried During the First Quarter 2013 Diversified Cargo Mix Cargo Cargo Type MT % of Total 1 Coal Major 1,693,487 37.8% 2 Cement Minor 522,371 11.7% 3 Grains / Agricultural Major 404,813 9.0% 4 Iron Ore Major 342,255 7.6% 5 Sand Minor 328,370 7.3% 6 Alumina/Bauxite Minor 265,893 5.9% 7 Potash / Fertilizer Minor 224,653 5.0% 8 Miscellaneous Minor 173,981 3.9% 9 Salt Minor 122,942 2.7% 10 Steels / Pig Iron / Scrap Minor 104,337 2.3% 11 Sugar Minor 88,324 2.0% 12 Other Ores Minor 83,732 1.9% 13 Forest Products Minor 46,669 1.0% 14 Coke Minor 43,020 1.0% 15 Limestone Minor 36,357 0.8% Total Cargoes Carried Total Cargoes Carried Total Cargoes Carried 4,481,205 100.0% Cargo Mix by Type

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Industry

Freight Market Mixed in 1Q 2013

- Seasonal spike in newbuilding deliveries during January pushed rate market lower
- Chinese New Year kept cargoes out of the market through early February
- Decreased iron ore exports out of Brazil negatively affected larger asset classes
  - Capesize rates at depressed levels
- Strong grain exports out of South America boosted demand for Supramaxes and Panamaxes
- Strong thermal coal exports
- Minor bulk demand firm at plus 5% growth year-on-year

YTD Baltic Spot Rates



$10,000
$8,000
$6,000
$4,000
2-Jan-13
2-Feb-13
2-Mar-13
2-Apr-13
2-May-13
Capesize
Panamax
Supramax

Period Average Baltic Spot Rates
($/day)

	Supramax	Panamax	Capesize
1Q 2013	$8,083	$7,055	$6,056

Supramax maintains outperformance

Eagle Bulk Shipping Inc.

Source(s): Clarksons, Platou

10

EAGLE BULK SHIPPING INC. * Source(s): Clarksons Scrapping at historical highs Demolition Continues to Offset Supply Growth Scrapping (in million DWT) Fleet Over 20 years of Age ( 116 vessels 225 vessels 1,132 vessels Demolition for FY 2013 expected to reach 28.5 million DWT, or 4.2% of the fleet Scrap prices remain at elevated levels Approximately 1,473 vessels are over 20 years of age, totaling 74.5 million DWT Equates to 11.2% of the current fleet

EAGLE BULK SHIPPING INC. * Source(s): Clarksons Newbuilding Deliveries Past Peak Levels Forward delivery orderbook depleting rapidly Projected Newbuilding Orderbook (a % of the fleet) Newbuilding Deliveries (in million DWT) New orders placed in 2013 total 15m DWT, with slots now mostly filled through 2015 Shipyard margins remain very thin/negative, global shipbuilding capacity continues to decrease Newbuilding monthly deliveries peaked in June 2012 at 180 vessels Deliveries for the first four months of 2013 down 32% year-on year.

EAGLE BULK SHIPPING INC. * Source(s): Fearnleys South American grain trade expected to support market through May Chinese iron ore inventories at three-year low, equates to 20 days of production Iron ore prices projected to drop below marginal cost (for domestic product in China) during 2H 2013 Should lead to restocking benefiting all drybulk asset classes Sentiment in 2Q 2013 Remains Subdued Chinese Iron Ore Inventories (in million DWT) Period Average Baltic Spot Rates ($/day, as of 5/10/13) Period Average Baltic Spot Rates ($/day, as of 5/10/13) Period Average Baltic Spot Rates ($/day, as of 5/10/13) Period Average Baltic Spot Rates ($/day, as of 5/10/13) Supramax Panamax Capesize 2Q 2013 $9,395 $8,760 $4,789 Market to remain choppy in the short-term

EAGLE BULK SHIPPING INC. * Source(s): Clarksons, Macquarie, Peabody Long-term Drybulk Fundamentals Remain Strong Minor bulk demand growth projected at 3 to 5% annually Indian and Chinese Coal Imports (in million MT) Urbanization Rates (in million MT) Global steel production to increase 40% by 2020 to reach over 2 billion MT Will drive growth for iron ore and metallurgical coal Over 450 GW of new coal fueled-power capacity coming online by 2017 Equates to over 1.4 billion MT in incremental thermal coal demand

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Financials

EAGLE BULK SHIPPING INC. * Earnings (in thousands, except per share data) *EBITDA, as defined in our Credit Agreement

EAGLE BULK SHIPPING INC. * Balance Sheet (in thousands)

EAGLE BULK SHIPPING INC. * Update on KLC Settlement Agreement In January, we executed a comprehensive agreement with KLC relating to the early termination of thirteen charters In March, the Korean courts approved and amended KLC’s rehabilitation plan Financial Impact: $10.3 million cash payment $3.5 million release of bunker liabilities $2.7 million delayed cash installments to be made through 2021 $13.7 million in deferred revenue and unamortized fair value of charters $2.9 million in KLC shares, net $33.1 million total

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Q&A

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC.

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Appendix

EAGLE BULK SHIPPING INC. * Fleet Vessel DWT Year Built Vessel DWT Year Built Vessel DWT Year Built 1 Sandpiper Bulker 57,809 2011 16 Avocet 53,462 2010 31 Kestrel I 50,326 2004 2 Roadrunner Bulker 57,809 2011 17 Thrasher 53,360 2010 32 Skua 53,350 2003 3 Puffin Bulker 57,809 2011 18 Golden Eagle 55,989 2010 33 Shrike 53,343 2003 4 Petrel Bulker 57,809 2011 19 Egret Bulker 57,809 2010 34 Tern 50,200 2003 5 Owl 57,809 2011 20 Crane 57,809 2010 35 Kittiwake 53,146 2002 6 Oriole 57,809 2011 21 Canary 57,809 2009 36 Goldeneye 52,421 2002 7 Nighthawk 57,809 2011 22 Bittern 57,809 2009 37 Osprey I 50,206 2002 8 Thrush 53,297 2011 23 Stellar Eagle 55,989 2009 38 Falcon 50,296 2001 9 Martin 57,809 2010 24 Crested Eagle 55,989 2009 39 Peregrine 50,913 2001 10 Kingfisher 57,776 2010 25 Crowned Eagle 55,940 2008 40 Condor 50,296 2001 11 Jay 57,802 2010 26 Woodstar 53,390 2008 41 Harrier 50,296 2001 12 Ibis Bulker 57,775 2010 27 Wren 53,349 2008 42 Hawk I 50,296 2001 13 Grebe Bulker 57,809 2010 28 Redwing 53,411 2007 43 Merlin 50,296 2001 14 Gannet Bulker 57,809 2010 29 Cardinal 55,362 2004 44 Sparrow 48,225 2000 15 Imperial Eagle 55,989 2010 30 Jaeger 52,248 2004 45 Kite 47,195 1997 * Average age calculated on a DWT-basis VESSEL COUNT 45 DWT 2,451,259 AVERAGE AGE* 5.9 yrs

Charters (as of March 31, 2013)

#	Vessel	Charter Expiry Earliest	Charter Expiry Latest	Charter Base Rate	#	Vessel	Charter Expiry Earliest	Charter Expiry Latest	Charter Base Rate	#	Vessel	Charter Expiry Earliest	Charter Expiry Latest	Charter Base Rate
1	Sandpiper Bulker	8/2014	12/2014	$17,650	16	Avocet	4/2013	4/2013	voyage	31	Kestrel I	4/2013	4/2013	$9,500
2	Roadrunner Bulker	8/2014	12/2014	$17,650	17	Thrasher	5/2013	5/2013	$12,500	32	Skua	4/2013	4/2013	$4,500
3	Puffin Bulker	5/2014	9/2014	$17,650	18	Golden Eagle	5/2013	5/2013	$12,400	33	Shrike	4/2013	4/2013	voyage
4	Petrel Bulker	5/2014	9/2014	$17,650	19	Egret Bulker	7/2013	7/2013	$10,250	34	Tern	4/2013	4/2013	$12,000
5	Owl	4/2013	4/2013	$12,500	20	Crane	4/2013	4/2013	$7,500	35	Kittiwake	8/2013	8/2013	$9,500
6	Oriole	4/2013	4/2013	$7,000	21	Canary	4/2013	4/2013	$7,100	36	Goldeneye	5/2013	5/2013	BSI*
7	Nighthawk	5/2013	5/2013	$8,350	22	Bittern	5/2013	5/2013	$8,150	37	Osprey I	4/2013	4/2013	$8,000
8	Thrush	4/2013	4/2013	$13,000	23	Stellar Eagle	11/2013	11/2013	BSI*	38	Falcon	5/2013	5/2013	$7,200
9	Martin	4/2013	4/2013	voyage	24	Crested Eagle	5/2013	5/2013	$11,000	39	Peregrine	6/2013	6/2013	$8,250
10	Kingfisher	4/2013	4/2013	voyage	25	Crowned Eagle	-	-	spot	40	Condor	4/2013	4/2013	$4,700
11	Jay	4/2013	4/2013	voyage	26	Woodstar	-	-	spot	41	Harrier	5/2013	5/2013	$10,000
12	Ibis Bulker	6/2013	6/2013	$8,900	27	Wren	4/2013	4/2013	$10,500	42	Hawk I	4/2013	4/2013	voyage
13	Grebe Bulker	4/2013	4/2013	$15,000	28	Redwing	4/2013	4/2013	$9,800	43	Merlin	4/2013	4/2013	$10,000
14	Gannet Bulker	4/2013	4/2013	$10,000	29	Cardinal	5/2013	5/2013	$8,000	44	Sparrow	6/2013	6/2013	$8,400
15	Imperial Eagle	4/2013	4/2013	$11,150	30	Jaeger	4/2013	4/2013	$13,000	45	Kite	4/2013	4/2013	voyage

*BSI= Baltic Supramax Index

EAGLE BULK SHIPPING INC.

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